Exhibit 10.26
Compensation Information – Named Executive Officers
The table below provides information regarding the 2007 annual base salary of each executive officer of XenoPort, Inc. listed below:

Named Executive Officer	2007 Annual Base Salary
Ronald W. Barrett, Ph.D. Chief Executive Officer	$425,000
William J. Rieflin President	$342,400
William G. Harris Senior Vice President of Finance and Chief Financial Officer	$283,550
Pierre V. Trân, M.D., M.M.M. Senior Vice President and Chief Medical Officer	$280,900
Mark A. Gallop, Ph.D. Senior Vice President of Research	$262,150